AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

              BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP, INC.


         THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT ( "Amendment No. 1") is dated April 5, 1998 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Bay Area Fertility and Gynecology Medical Group Inc., a California professional medical corporation, with its principal place of business at 3160 Crow Canyon Road, Suite 150, San Ramon, California 94583 ("Bay Area Fertility").

                                    RECITALS:

         WHEREAS, INMD and Bay Area Fertility entered into a Management Agreement dated January 7, 1997 (the "Management Agreement")which became effective as of January 8, 1997 ("Effective Date"); and

         WHEREAS, INMD is willing to grant to each of Donald Galen, MD, Arnold Jacobson, MD and Louis Weckstein, MD, the stockholders of Bay Area Fertility ("Stockholders"), warrants to acquire 15,000 shares, respectively, of INMD Common Stock (the "Warrants") at a price equal to the closing price of INMD Common Stock on the date of this Agreement, and with an expiration date of the Warrants that is five (5) years from issuance.; provided, the Stockholders cause Bay Area Fertility to amend the Management Agreement so as to extend the term from 20 years to 25 years; and

         WHEREAS, Bay Area Fertility, based on approval of Stockholders, is willing to extend the Management Agreement for five (5) years so as to expire twenty-five (25) years from the Effective Date.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD and Bay Area Fertility agree as follows:

         1. The first sentence of Section 7.2 of The Management Agreement is hereby deleted and the following sentence is hereby substituted therefor:

                  "The term of this Agreement shall begin on the Closing date and shall expire twenty-five (25) years after such date unless earlier terminated pursuant to Article 8, below."



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         2. All other  provisions of the Management  Agreement,  not in conflict with this Amendment No. 1 remain in full force and effect.

         3. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         4. Upon execution of this Amendment by Bay Area Fertility, INMD will issue the Warrants to the Stockholders.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 the date first above written.


INTEGRAMED AMERICA, INC.



By:/s/Gerardo Canet
   ------------------------
   Gerardo Canet, President



BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP, INC.



By:/s/Arnold Jacobson
   --------------------------
   Arnold Jacobson, President